Exhibit 10.4

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment”) is made as of October 31, 2012 (the “Effective Date”), by and between DAYBREAK OIL AND GAS, INC., a Washington corporation with offices located at 601 W. Main Ave., Suite 1017, Spokane, Washington (“Assignor”), and MAXIMILIAN INVESTORS LLC, a Delaware limited liability company, with an address of 152 West 57th Street, 54th Floor, New York, New York 10019 (“Assignee”).

RECITALS

WHEREAS, on the date hereof, Assignor and Assignee are entering into that certain Loan and Security Agreement (the “Loan Agreement”), pursuant to which Assignee shall extend certain financial accommodations to and for the benefit of Assignor;

WHEREAS, Assignor is the owner and holder of an interest in, and is a “Non-Operator” party to, that certain Operating Agreement, dated as of June 11, 2009, by and among Assignor, San Joaquin Investments, Inc., O & G Energy Partners, LLC, and West Coast Partners, LLC (the “Operating Agreement”);

WHEREAS, Assignor is the owner and holder of an interest as lessee under the leases and occupancy agreements identified on Schedule 1 attached hereto and made a part hereof (each, herein a “Lease” and, collectively, the “Leases”);

WHEREAS, Assignor desires to sell, transfer and assign to Assignee, and Assignee desires to acquire from Assignor, ten percent (10%) of all of Assignor’s right, title, and interest in and to the Operating Agreement and the Leases (collectively, the “Assigned Interest”) pursuant to the terms and conditions hereof; and

WHEREAS, it is a condition precedent to Assignee entering into the Loan Agreement with Assignor that Assignor execute and deliver this Assignment of Assignee;

NOW, THEREFORE, for the sum of TEN AND NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Assignment.  Assignor hereby unconditionally and irrevocably assigns, grants, sells, conveys, transfers and sets over, as of the Effective Date, the Assigned Interest unto Assignee, together with all rights, title, benefits, and interest of Assignor in and to the Assigned Interest, including, without limitation, all rights to the capital, profits, losses and distributions of any kind allocated to the Assigned Interest, provided that, with respect to such portion of the Assigned Interest as concerns the Operating Agreement, such portion shall be subject to the terms and conditions of the Operating Agreement and that, with respect to such portion of the Assigned Interest as concerns a Lease, such portion shall be subject to the terms and conditions of the applicable Lease.

2.

Assumption.  Assignee hereby (a) assumes the Assigned Interest and all of the obligations and liabilities associated with the Assigned Interest accruing from and after the Effective Date, (ii) agrees to be bound by the terms and provisions of the Operating Agreement and the Leases.

3.

Lease Conveyance Documents.  Simultaneously herewith, Assignor shall execute and deliver a deed, in the form attached hereto as Schedule 2 (the “Deed”), conveying all of Assignor’s right, title, and interest in and to the Leases to Assignor, as to a ninety percent (90%) interest, and to Assignee, as to a ten percent (10%) interest, as tenants-in-common.  Assignee may record the Deed in the appropriate land records at Assignor’s sole cost and expense.

4.

Representations and Warranties of Assignor. Assignor hereby represents and warrants to the Company and Assignee that, as of the Effective Date:

a.

No Liens.  Assignor is the sole owner of the Assigned Interest and holds such Assigned Interest free and clear of all liens, charges, encumbrances, and claims whatsoever and the same was not subject to any restriction with respect to its transferability;

b.

Authority.  Assignor has full right, power and authority to enter into this Assignment and has obtained all consents and approvals necessary to make this Assignment binding on Assignor, and the person signing this Assignment on behalf of Assignor has been authorized and empowered to do so;

c.

No Conflicts. This Assignment does not violate the terms of any contract or instrument to which Assignor is a party or to which its assets are subject, including, without limitation, the Operating Agreement or any Lease;

d.

No Claims.  No third party has the basis for any claims against the Assigned Interest or Assignor which affects this Assignment or subjects Assignee to any liability or obligation other than as may be specifically set forth in the Operating Agreement or any Lease;

e.

No Defaults.  Assignor is not in default in the performance or observance of any of the covenants, agreements or obligations which are required to be performed or observed by Assignor as a party to any Lease or to the Operating Agreement; and

f.

OFAC.  Assignor is not listed, nor is it owned or controlled by, or acting for or on behalf of any person or entity, on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the United States Department of the Treasury.

g.

Notice Under Operating Agreement.  Simultaneously with the transactions evidenced hereby, Assignor shall send a notice to each “Non-Operator” party to the operating agreement, in form an substance satisfactory to Assignee, informing such Non-Operators of the transactions evidenced hereby.

5.

Representations and Warranties of Assignee.  Assignee hereby represents and warrants to the Company and Assignor that, as of the Effective Date:

a.

Authority.  Assignee has full right, power and authority to enter into this Assignment and has obtained all consents and approval necessary to make this Assignment binding on Assignee, and the person signing the Assignment on behalf of Assignee has been authorized and empowered to do so;

b.

No Conflicts.  This Assignment does not violate the terms of any contract or instrument to which Assignee is a party or by which its assets are subject; and

c.

OFAC.  Assignee is not listed, nor is it owned or controlled by, or acting for or on behalf of any person or entity, on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the United States Department of the Treasury.

6.

Further Assurances.  Assignor and Assignee each agrees to do, or cause to be done, all such further reasonable acts and things, and to execute and deliver, or cause to be executed and delivered, all such additional conveyances, assignments, agreements and instruments, as may be reasonably requested by the other party to assure, perfect or confirm the conveyance of the Assigned Interest unto Assignee.

7.

Binding Effect. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, successors, assigns, agents, legal representatives, bankruptcy trustees and attorneys.  Any modification of this Assignment shall be effective only if in a writing executed by all parties hereto.

8.

Governing Law.  This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such state (without regard to principles of conflict of laws which would defer to the laws of another jurisdiction as governing).

9.

Counterparts; Facsimile.  This Assignment may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.  This Assignment may be executed in two or more counterpart copies of the entire document or of signature pages to the document, each of which may be executed by one or more of the parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto.  The failure of any party hereto to execute this Assignment, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.  This Assignment may be executed by facsimile or email (PDF) signatures of one or more of the parties hereto, which signatures shall be binding on such parties as if original signatures were obtained.

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In Witness Whereof, this Assignment has been executed by the parties hereto as of the Effective Date.

ASSIGNOR:

DAYBREAK OIL AND GAS, INC., a Washington corporation

By:	/s/ JAMES F. WESTMORELAND
Name: James F. Westmoreland
Title: President and Chief Executive Officer

ASSIGNEE:

MAXIMILIAN INVESTORS LLC, a Delaware limited liability company

By:	/s/ WILL SLOTA
Name: Will Slota
Title: Portfolio Manager

Signature Page

SCHEDULE 2

Form of Deed

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO: TROUTMAN SANDERS LLP 405 LEXINGTON AVENUE NEW YORK, NEW YORK 10174 ATTENTION: ROBERT BOURGUIGNON REFERENCE: DAYBREAK OIL AND GAS

GRANT DEED

The undersigned declares that the DOCUMENTARY TRANSFER TAX is $102.50 and is

__x__ computed on the full value of the interest or property conveyed; OR IS

_____ computed on the full value less value of liens or encumbrances remaining thereon at the time of sale.

/s/ JAMES F. WESTMORELAND
Signature of Declarant

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, DAYBREAK OIL AND GAS, INC., a Washington corporation, Grantor, hereby grants to DAYBREAK OIL AND GAS, INC., a Washington corporation, Grantee, as to an undivided ninety percent (90%) interest as tenant-in-common, and to MAXIMILIAN INVESTORS LLC, a Delaware limited liability company, Grantee as to an undivided ten percent (10%) interest as tenant-in-common, all of Grantor’s right, title, and interest in and to the leases and occupancy agreements set forth on Exhibit A incorporated by reference to this document.

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Schedule 2 – Page 1

Each Grantee hereby waives the right to file a complaint or institute any proceeding at law or in equity to have the property conveyed hereby partitioned in accordance with any applicable law.

DAYBREAK OIL AND GAS, INC., a Washington corporation

By:	/s/ JAMES F. WESTMORELAND
Name: James F. Westmoreland
Title: President and Chief Executive Officer

Schedule 2 – Page 2